Exihibit 10.2

CERTIFICATE TO SET FORTH DESIGNATIONS, VOTING POWERS,
PREFERENCES, LIMITATIONS, RESTRICTIONS, AND RELATIVE
RIGHTS OF SERIES F CONVERTIBLE
PREFERRED STOCK

It is hereby certified that:

I. The name of the corporation is Socket Communications, Inc. (the "Corporation"), a Delaware corporation.

II. The certificate of incorporation of the Corporation, as amended, authorizes the issuance of 3,000,000 shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue all of said shares in one or more Series and by resolution or resolutions to establish the designation and number and to fix the relative rights and preferences of each series to be issued.

III. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it, has adopted the following resolution creating a class of Series F Preferred Stock:

RESOLVED, that a portion of the authorized shares of Preferred Stock of the Corporation shall be designated as a separate series possessing the rights and preferences set forth below:

1. Designation: Number of Shares. The designation of said series of Preferred Stock shall be Series F Convertible Preferred Stock (the "Series F Preferred Stock"). The number of shares of Series F Preferred Stock shall be 276,269. Each share of Series F Preferred Stock shall have a par value of $.001 per share. The "Issuance Price" of each share of the Series F Preferred Stock shall be the aggregate cash purchase price at which such share, along with an accompanying warrant, initially to purchase three shares of Common Stock, was first issued and sold by the Corporation. The "Original Issue Date" shall mean the date on which shares of Series F Preferred Stock are last issued and sold by the Corporation.

2. Ranking. The Series F Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.001 per share ("Common Stock"); (ii) prior to the Corporation's Series E 12% Convertible Preferred Stock, par value $.001 per share ("Series E Preferred Stock"); (iii) prior to any class or series of capital stock of the Corporation hereafter created; (iv) on a parity with any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series F Preferred Stock ("Pari Passu Securities"); and (v) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series F Preferred Stock ("Senior Securities"), in each case as to payment of dividends, distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

3. Dividends.

(a) Each holder of outstanding shares of Series F Preferred Stock (each, a "Holder," and collectively, the "Holders") shall be entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class or series of junior stock presently authorized or to be authorized (including for such purpose, the Common Stock and the Series E Preferred Stock (hereinafter collectively referred to as the "Junior Stock")) at the rate of 8% simple interest per annum on the Issuance Price per share of Series F Preferred Stock then held by such holder payable quarterly commencing June 30, 2003 and on the last business day of each consecutive calendar quarter thereafter; provided, however, that dividend payments may, in the sole discretion of the Corporation, be made in fully paid and non-assessable registered shares of the Corporation's Common Stock at a price valued at the lesser of (i) the average of the closing bid price of the Common Stock over the five trading days immediately prior to each dividend payment date or (ii) the closing bid price the trading day immediately prior to each dividend payment date.

(b) The dividends on the Series F Preferred Stock at the rate provided above shall be cumulative so that, if at any time full cumulative dividends on all shares of the Series F Preferred Stock then outstanding shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series F Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series F Preferred Stock or Pari Passu Securities and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

(c) Dividends on all shares of the Series F Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the day following a quarterly dividend payment date herein specified and to end on the next succeeding quarterly dividend payment date herein specified.

4. Liquidation Rights.

(a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Issuance Price per share of Series F Preferred Stock then outstanding and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to Holders of the Series F Preferred Stock and any other series of Preferred Stock, all remaining assets of the Corporation legally available for distribution shall be paid to the holders of the Common Stock, Series F Preferred Stock and any other series of Preferred Stock entitled thereto (the "Participating Preferred Stock"), such distribution to be effected ratably among all such holders based on the number of shares of Common Stock that would be held if the Participating Preferred Stock were converted into shares of Common Stock. If the assets of the Corporation available for distribution to the Holders shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holders upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed ratably among the Holders.

(b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 4, except that, in the event of a sale of all or substantially all of the assets of the Corporation or a merger or consolidation of the Corporation which, as a result of such transaction, the holders of Common Stock immediately prior to such transaction would hold less than 50% of the voting securities of the surviving entity immediately following such transaction, the documents effecting such transaction shall provide that the Holders shall receive, prior to and in preference to the distribution of any cash or securities to the Junior Stock, the Issuance Price per share of Series F Preferred Stock then outstanding and all accrued and unpaid dividends to and including the date of closing of such transaction. If the aggregate value of the cash or securities received in such transaction permits the payment in full of all such amounts due to the Holders and any other series of Preferred Stock, and such payments are made, then, immediately following such payments, all outstanding shares of Series F Preferred Stock shall automatically convert into shares of Common Stock in accordance with paragraph 5(b)(i) and all remaining cash and securities shall be distributed ratably to the holders of the Common Stock, Series F Preferred Stock and any other series of Preferred Stock entitled thereto. If the aggregate value of the cash or securities received in such transaction available for distribution shall be insufficient to permit the payment in full of the amounts payable to the Holders, then the documents effecting such transaction shall provide that all cash or securities shall be distributed ratably among the Holders. The amount deemed available for distribution to the Holders in connection with such transaction shall be aggregate cash plus the aggregate value of any other property, rights and/or securities which shall be available for distribution to the stockholders of the Corporation by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation. This provision can be waived by the approval of a majority of the Holders.

5. Conversion into Common Stock. Shares of Series F Preferred Stock shall have the following conversion rights and obligations:

(a) Subject to the further provisions of this paragraph 5, each Holder shall have the right at any time commencing after the issuance of the Series F Preferred Stock to such Holder to convert any or all of such shares into fully paid and non-assessable shares of Common Stock of the Corporation pursuant to the calculation provided in paragraph 5(c) below. All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of the Series F Preferred Stock being converted.

(b) All shares of Series F Preferred Stock outstanding shall automatically convert into shares of Common Stock as provided in paragraph 5(c) upon the earliest of

(i) subject to the provisions of paragraph 4(b), immediately preceding a sale of all or substantially all of the assets of the Corporation or a merger or consolidation of the Corporation if as a result of such transaction the holders of Common Stock immediately prior to such transaction would hold less than 50% of the voting securities of the surviving entity immediately following such merger or consolidation, or

(ii) the third anniversary of the Original Issue Date (the "Mandatory Conversion Date"), or

(iii) upon written notice by the Corporation if, following the second anniversary of the Original Issue Date, the closing sale price of the Corporation's Common Stock as quoted on the Nasdaq Stock Market, (or such other exchange or electronic trading system on which the Common Stock is quoted in the future) is $5.00 per share or greater for twenty (20) consecutive trading days.

(c) The number of shares of Common Stock issuable upon conversion of each share of Series F Preferred Stock shall equal (i) the sum of (A) the Issuance Price of such share and (B) at the Holder's election, accrued and unpaid dividends on such share, divided by (ii) a conversion price (the "Conversion Price"), which shall initially be equal to 10% of the Issuance Price, and shall be subject to adjustment pursuant to paragraph 5(e) below.

(d) The holder of any certificate for shares of Series F Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into Common Stock by delivering, along with the certificate(s) representing the shares of Series F Preferred Stock to be converted, an executed and completed notice of conversion ("Notice of Conversion") to the Corporation. Each date on which a Notice of Conversion is delivered or telecopied to the Corporation or the Corporation's transfer agent in accordance with the provisions hereof shall be deemed a "Conversion Date." A form of Notice of Conversion that may be employed by a Holder is annexed hereto as Exhibit A. The Corporation will cause the transfer agent to transmit the certificates representing the shares of the Corporation's Common Stock issuable upon conversion of the Series F Preferred Stock (and a certificate representing the balance of the Series F Preferred Stock not so converted, if requested by the Holder) to the Holder by (i) to the extent permitted by the transfer agent for the Common Stock, crediting the account of the Holder's prime broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system, or (ii) otherwise, by delivery to the Holder of a stock certificate representing such shares of Common Stock, within three (3) business days after receipt by the Corporation of the Notice of Conversion and the certificate(s) representing the shares of Series F Preferred Stock to be converted (the "Delivery Date"). The Corporation shall deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional Common Stock representing the conversion, at the Conversion Price, of dividends accrued on the Series F Preferred Stock being converted.

 In the case of the exercise of the conversion rights set forth in paragraph 5(a), the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record holder of such shares of Series F Preferred Stock so converted.

Upon the conversion of any shares of Series F Preferred Stock, no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

The Corporation shall not be required, in connection with any conversion of Series F Preferred Stock to issue a fraction of a share of its Common Stock and shall instead deliver a stock certificate representing the next whole number of shares.

(e) The Conversion Price determined pursuant to 5(c) shall be subject to adjustment from time to time as follows:

In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the Holders shall be entitled to receive the kind and number of shares or other securities of the Corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series F Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Price pursuant to this paragraph 5(e) shall become effective immediately after the effective date of the event.

(f)      (i) In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock), then, unless the right to convert shares of Series F Preferred Stock shall have terminated, as part of such merger lawful provision shall be made so that the Holders shall thereafter have the right to convert each share of Series F Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a holder of the number of shares of Common Stock into which such shares of Series F Preferred Stock would have been convertible by the holder immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph (e) of this paragraph 5. The foregoing provisions of this paragraph 5(f) shall similarly apply to successive mergers.

(ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holders shall thereafter have the right to convert each share of the Series F Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(g) Whenever the number of shares to be issued upon conversion of the Series F Preferred Stock is required to be adjusted as provided in this paragraph 5, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Series F Preferred Stock and the Common Stock; and the Corporation shall mail to each holder of record of Series F Preferred Stock notice of such adjusted conversion amount.

(h) In case at any time the Corporation shall propose:

(i) to pay a dividend or other distribution, or offer any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii) any capital reorganization (provided that such reorganization requires the approval of the stockholders of the Corporation), any reclassification or recapitalization of the capital stock of the Corporation or any consolidation or merger of the Corporation with another company, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Corporation; or,

(iii) the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least twenty (20) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the transfer agent for the Series F Preferred Stock and to the holders of record of the Series F Preferred Stock.

(i) So long as any shares of Series F Preferred Stock shall remain outstanding and the holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 5, the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversion.

(j) The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series F Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series F Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

6. Voting Rights. Except as otherwise required by law, the Holders shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and to vote together as a single class with the holders of the Common Stock, (except that the Holders shall be entitled to vote separately on (i) any alteration of the rights of the Series F Preferred Stock; (ii) any change in the authorized numbers of shares of the Series F Preferred Stock; (iii) the redemption or repurchase of shares of Series F Preferred Stock; or (iv) with respect to those matters required by law to be submitted to a separate class or series vote), upon the election of directors and upon any other matter submitted to shareholders for a vote. Each share of Series F Preferred Stock issued and outstanding shall have the number of votes equal to the number of shares of Common Stock into which it is convertible, as adjusted from time to time under paragraph 5(e) hereof. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series F Preferred Stock held by each Holder could be converted) shall be rounded up to the next higher whole number.

7. Status of Converted Stock. In case any shares of Series F Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series F Preferred Stock.

In witness whereof, Socket Communications, Inc. has caused this Certificate to be executed by David W. Dunlap, its Vice President of Finance and Administration and Chief Financial Officer, this 21st day of March 2003.

SOCKET COMMUNICATIONS, INC.

By:	/s/ David W. Dunlap
David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT A

NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series F Convertible Preferred Stock of Socket Communications, Inc.)

The undersigned hereby irrevocably elects to convert ______________ shares of Series F Convertible Preferred Stock and $_____________ of the dividend due, into shares of Common Stock of Socket Communications, Inc. (the "Corporation") according to the conditions hereof, as of the date written below.

Date of Conversion: __________________________________________________________________________

Applicable Conversion Price Per Share: ___________________________________________________________

Number of Common Shares Issuable Upon This Conversion: ____________________________________________

Signature: __________________________________________________________________________________

Print Name: ________________________________________________________________________________

Address: ___________________________________________________________________________________

Deliveries Pursuant to this Notice of Conversion Should Be Made to:

__________________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________